Exhibit 99.1

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TEXT OF STIPULATION IN CONTINENTAL FORGE LITIGATION
(Captions and Signature Pages Omitted)

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SUPERIOR COURT OF THE STATE OF CALIFORNIA
COUNTY OF SAN DIEGO

Coordination Proceeding Special Title (Rule 1550(b)) NATURAL GAS ANTI-TRUST CASES I, II, III & IV [This Document Relates to the Pipeline Cases Only]	J.C.C.P. Nos. 4221, 4224, 4226 and 4228 STIPULATION AND [PROPOSED] ORDER REGARDING INITIAL TRIAL Trial Date: September 12, 2005 Department: 71 Coordination Trial Judge: Hon. Ronald S. Prager

TO ALL PARTIES AND THEIR ATTORNEYS OF RECORD:

WHEREAS, at the Status Conference in the above-captioned case on July 27, 2005 ("Status Conference"), the parties, with the Court's assistance, reached preliminary agreement as to several outstanding issues with respect to the size, scope, format, and binding effect of an initial trial ("Initial Trial") in this matter based on representations made in Court regarding the size of potential claims by Plaintiffs.

WHEREAS, since that time, the parties have clarified the scope of Plaintiffs' claims and have reached a new compromise as to the scope of an Initial Trial, which is set forth below.

WHEREAS, in light of the large number of Motions in Limine, and to accommodate the oral arguments for such motions and to allow sufficient time to address the effect of such rulings upon the Initial Trial, the Court also determined that the trial date for the Initial Trial in this matter will be continued from September 2, 2005, until no earlier than September 12, 2005.

NOW, THEREFORE, the parties to this Stipulation and Proposed Order, by and through their undersigned counsel, hereby memorialize the following stipulation:

    1. The Initial Trial will commence no earlier than September 12, 2005.
    2. The Initial Trial will be limited to:
      a. Residents of Ventura County, California, who were both: (i) residential natural gas core ratepayers of Southern California Gas Company during the time period July 1, 2000 to July 31, 2001; and (ii) residential electricity ratepayers of Southern California Edison Company during the time period July 1, 2000 to August 6, 2003 (collectively "Ventura Residential Sub-Class"); and
      b. Residents of California who were electricity residential ratepayers of Southern California Edison Company during the time period July 1, 2000 to August 6, 2003, except Residents of Ventura County ("Remaining Edison Residential Customers Sub-Class.")
    3. The Ventura Residential Sub-Class will be defined as a separate and distinct sub-class pursuant to California Rule of Court 1855(b) prior to the commencement of the Initial Trial that comprises members of larger classes already certified. The Court will certify the Ventura Residential Sub-Class in advance of the Initial Trial, without further notice to members of the Ventura Residential Sub-Class (all of whom are already in larger certified classes). The parties will ask the Court, after it has reviewed the entire record, to find and order that (1) the use of the sub-class definition for the Ventura Residential Sub-Class is for case management purposes and does not reflect a material or adverse change in any class members' rights, and does not add or subtract anyone from the case, and (2) the Court has looked at the notice issue and determined that notice is not necessary given the above and given the prior notice in this case. This certification will be without prejudice to Defendants' rights on appeal to challenge the appropriateness of any class certification in the coordinated Natural Gas Antitrust Cases, J.C.C.P., Nos. 4221, 4224, 4226 and 4228. The parties' intent in creating the Ventura Residential Sub-Class is to create a sub-class of plaintiffs whose claims will be finally resolved by the Initial Trial such that following trial and any post-verdict motions a final judgment can be entered as to the Ventura Residential Sub-Class claims and that such judgment would be appealable consistent with section 904.1 of the Code of Civil Procedure.
    4. The Remaining Edison Residential Customers Sub-Class will be defined as a separate and distinct sub-class pursuant to California Rule of Court 1855(b) prior to the commencement of the Initial Trial that comprises members of larger classes already certified. The Court will certify the Remaining Edison Residential Customers Sub-Class in advance of the Initial Trial, without further notice to members of the Remaining Edison Residential Customers Sub-Class (all of whom are already in larger certified classes). The parties will ask the Court, after it has reviewed the entire record, to find and order that (1) the use of the sub-class definition for the Remaining Edison Residential Customers Sub-Class is for case management purposes and does not reflect a material or adverse change in any class members' rights, and does not add or subtract anyone from the case, and (2) the Court has looked at the notice issue and determined that notice is not necessary given the above and given the prior notice in this case. This certification will be without prejudice to Defendants' rights on appeal to challenge the appropriateness of any class certification in the coordinated Natural Gas Antitrust Cases, J.C.C.P., Nos. 4221, 4224, 4226 and 4228. The parties' intent in creating the Remaining Edison Residential Customers Sub-Class is to resolve finally the electricity claims of this sub-class, even though the underlying gas claims of the Remaining Edison Residential Customers Sub-Class will not be litigated or resolved in the Initial Trial. The parties intend and agree, however, that any judgment entered following the jury's verdict in the Initial Trial concerning the Remaining Edison Residential Customers Sub-Class would be interlocutory, would be stayed, and not subject to execution or to appeal pursuant to section 904.1 of the Code of Civil Procedure until such time as the underlying gas claims of the members of this sub-class are finally resolved. Specifically, members of the Remaining Edison Residential Customers Sub-Class are also members of other certified classes with respect to their claims of damage suffered in the form of higher natural gas bills. Any judgment following a jury verdict on the Initial Trial would not resolve the amount of such separate natural gas damage claim suffered by the members of the Remaining Edison Residential Customers Sub-Class, if any. Such claims will be addressed and resolved by the resolution of the claims of other certified classes of which the members of the Remaining Edison Residential Customers Sub-Class are also members. Proceedings to resolve such additional claims will not commence until after full exhaustion of all rights to seek and obtain direct appellate review of a final judgment with respect to the Ventura Residential Sub-Class.
    5. Evidence as to liability, causation and damages for the Ventura Residential Sub-Class and the Remaining Edison Residential Customers Sub-Class will be presented at the Initial Trial prior to any deliberation by the jury. Jurors will then participate in a single deliberation to attempt to reach a verdict as to liability, causation and damages, if any, with respect to the Ventura Residential Sub-Class, and the Remaining Edison Residential Customers Sub-Class. With respect to electricity damages, the jury will return a single verdict for the total of the damages for residential electricity customers served by Edison. If the parties can agree prior to the jury commencing deliberation, the jury will then be asked to apply a particular percentage to the total damage amount, if any, awarded to residential electricity customers served by Edison in order to allocate the electricity damage award between the Ventura Residential Sub-Class and the Remaining Edison Customers Sub-Class. If the parties are unable to agree prior to the jury commencing deliberation, the parties agree that the Court will determine the allocation of the total damage amount awarded to residential bundled electricity customers served by Edison as between the Ventura Residential Sub-Class and the Remaining Edison Residential Customers Sub-Class.
    6. The Court shall only enter final judgment as to the Ventura Residential Sub-Class, and such judgment shall be subject to immediate appeal by the parties following exhaustion of any post-trial motions. It is the intent of the parties that as a result of the Initial Trial of the Ventura Residential Sub-Class claims, there be a final, appealable judgment entered. The Court shall enter an interlocutory judgment as to the electricity claims of the Remaining Edison Residential Customers Sub-Class, but such interlocutory judgment shall be stayed and the Court will not enter a final judgment after the verdict in the Initial Trial as to any other plaintiffs, including but not limited to the Remaining Edison Residential Customers Sub-Class. A final judgment consistent with CCP 901.4 shall not be entered as to the Remaining Edison Residential Customers Sub-Class until the underlying natural gas claims of the members of the Remaining Edison Residential Customers Sub-Class have also been adjudicated in separate, later proceedings, after exhaustion of all rights to seek and obtain direct appellate review from any final judgment from the Initial Trial as to the Ventura Residential Sub-Class.
    7. Subject to further order of the Court, all proceedings in this action shall be stayed pending exhaustion of all rights to seek and obtain direct appellate review of the final judgment as to the Ventura Residential Sub-Class entered as a result of the Initial Trial.
    8. After receiving the jury's verdict in the Initial Trial, prior to entry of judgment, the Court will resolve issues regarding Plaintiffs' Unfair Competition Law claims, any offsets or any other basis for challenging or reducing the verdict, and any other matters appropriately raised by the parties necessary to enter a final judgment as to the Ventura Residential Sub-Class claims and an interlocutory judgment as to the Remaining Edison Residential Customers Sub-Class' electricity claims.
    9. If the Initial Trial proceeds to a judgment, all parties to this Stipulation and [Proposed] Order (whether or not participating in the Initial Trial) agree to be bound by any judgments, rulings, and determinations in the Initial Trial as to common issues that become final after exhaustion of all appeals, to the extent that Defendants are bound by such judgments, rulings, and determinations pursuant to the doctrines of collateral estoppel and/or res judicata. Defendants agree that they will not challenge in subsequent trials the amount of damages, if any, from the jury's verdict in the Initial Trial as to the Remaining Edison Electricity Customers Sub-Class, but Defendants' agreement only becomes effective after full exhaustion of all rights to seek and obtain direct appellate review from a final judgment, if any, as to the Ventura Residential Sub-Class claims and only applies if the damages award is upheld on appeal. If for any reason the Initial Trial of the Ventura Residential Sub-Class fails to produce an immediately appealable final judgment pursuant to section 904.1 of the Code of Civil Procedure, the Parties hereto agree and understand that Plaintiffs may not execute on or seek to enforce or collect any judgment in their favor on the Ventura Residential Sub-Class claims until after there is an appealable final judgment pursuant to Section 904.1 of the Code of Civil Procedure and full exhaustion of all rights to seek and obtain direct appellate review of the Ventura Residential Sub-Class Claims.
    10. The Plaintiffs set forth in the Second Amended Master Complaint, including all individual and class Plaintiffs, who are not among the Plaintiffs included in the Ventura Residential Sub-Class and Remaining Edison Residential Customers are allowed to participate through their counsel in the Initial Trial, as though their clients were actual litigants, by acting in conjunction with counsel for the Ventura Residential Sub-Class and Remaining Edison Residential Customers Sub-Class, who are Plaintiffs in the Initial Trial.
    11. The Plaintiffs agree that the maximum amount of any bond required by the Defendants to perfect any appeal in this action will not exceed $75 million or any lesser amount determined by the Court.
    12. Nothing in this Stipulation limiting the Initial Trial to the Ventura Residential Sub-Class and the Remaining Edison Electricity Customers Sub-Class is intended in any way to limit the right of any party hereto to introduce otherwise relevant and admissible evidence at the Initial Trial on common issues with respect to the residential class members of liability, causation and fact of damages that otherwise would be admissible in a trial of the already certified classes, subject to the objection or motion in limine of any party and the resolution of any such objections or motions by the Court. Plaintiffs, however, agree that they will not call as a witness any class member who is not a member of the Ventura Residential Sub-Class or the Remaining Edison Residential Customers Sub-Class to testify in the Initial Trial. The Parties further hereto agree that any specific and unique issues of liability, causation and damages, as distinct from general, common issues relating to liability, causation and damages, if any, with respect to all natural gas and electricity ratepayers in Northern California shall not be part of the Initial Trial and no evidence with respect to specific and unique issues of Northern California liability, causation and damages, if any, will be presented during the course of the Initial Trial. The Parties hereto agree that these specific and unique Northern California issues will be addressed, if necessary, in a future trial. Nothing in this Stipulation is intended to limit in any way the right of any party hereto to object to otherwise inadmissible evidence.
    13. The parties will meet and confer as to the issues set forth in their respective Status Conference Statements that are not resolved by this Stipulation.